UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2007

iPCS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51844	36-4350876
(State or other jurisdiction of	Commission file number	(IRS Employer
incorporation or organization)		Identification Number)

1901 North Roselle Road, Schaumburg, Illinois	60195
(Address of Principal Executive Offices)	(Zip Code)

(847) 885-2833
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2007, iPCS, Inc. (“iPCS”) announced that it had hired Conrad J. Hunter as its Executive Vice President and Chief Operating Officer.  iPCS and iPCS Wireless, Inc.,  iPCS’s  wholly owned subsidiary (the “Company”), have entered into an employment agreement with Mr. Hunter, dated as of July 17, 2007, as amended by that certain letter agreement, dated August 6, 2007, which is effective as of August 7, 2007 (the “Effective Date”).  Copies of the related Press Release, dated August 8, 2007, the employment agreement and the letter agreement  are attached to this Form 8-K as Exhibits 99.1, 99.2 and 99.3, respectively, and are incorporated herein by this reference.

Mr. Hunter, 50, served as Vice President—Midwest Operations of United States Cellular Corporation from August 2003 until July 2007.  Prior to that, he was Vice President—East Operations from February 2000 to August 2003. Prior to joining United States Cellular Corporation, Mr. Hunter was employed by PrimeCo L.P. from March 1999 to February 2000 as Vice President and General Manager of the Virginia region of PrimeCo PCS.

The term of Mr. Hunter’s employment expires on August 7, 2009, and will be automatically renewable for successive one year periods thereafter, absent 90 days advance notice by either party. The employment agreement provides for a minimum annual base salary of $340,000.  In addition to his salary, Mr. Hunter is eligible to receive performance based annual incentive bonuses and is entitled to other benefits, such as retirement, health and other fringe benefits which are provided to other executive employees, and reimbursement of business expenses. Pursuant to the terms of the employment agreement, as of August 7, 2007, iPCS issued to Mr. Hunter 20,000 shares of restricted stock and an option to acquire up to 85,000 shares of  iPCS’s common stock at an exercise price of $29.92 — the fair market value of the stock on the grant date. Within 30 days following of the Effective Date, Mr. Hunter will also receive payment of $50,000, less any applicable taxes, as a signing bonus.

Under the employment agreement, Mr. Hunter’s employment may be terminated by him or the Company at any time and for any reason. If his employment is terminated for any reason, he will be entitled to payment of his accrued but unpaid salary, accrued but unpaid vacation pay, accrued but unpaid incentive bonus, unreimbursed business expenses, and other items earned and owed to him. If his employment is terminated as a result of death or disability, he, or his estate in the event of his death, will be paid his salary through the one-year anniversary of the date his death or termination for disability occurs, he also will receive a lump sum payment of his target incentive bonus and his outstanding equity awards will fully vest.  If his employment is terminated by the Company for reasons other than for cause, or if he terminates his employment following a material breach by the Company of the employment agreement which is not cured within 30 days, or within 60 days after the Company relocates its business outside of the Chicago metropolitan area, he will be entitled to continuing payments of his salary through the one-year anniversary of his termination date, continuation of health benefits for him and his dependents for the same period, a lump sum payment of his target incentive bonus and one year of additional vesting of his stock options. All severance payments pursuant to the employment agreement terminate in the event Mr. Hunter violates the confidentiality, non-competition or non-solicitation provisions of the employment agreement.

The employment agreement contains special provisions that apply in the event of the Company’s change in control. The employment agreement provides that if, during the one year period following a change in control, Mr. Hunter’s employment is terminated by the Company for reasons other than for cause, or if he terminates for good reason, he will be entitled to a lump sum payment equal to 150% of his annual base salary, a lump sum payment of his target incentive bonus, continuation of his and his dependents’ health benefits at the employee rate for a period of 18 months following his termination and immediate vesting of his outstanding equity-based awards. In the event that, in connection with a change in control, any payments or benefits to which Mr. Hunter is entitled constitute excess golden parachute payments under applicable IRS rules, he will receive a payment from the Company in an amount which is sufficient to pay the parachute excise tax that he will have to pay on those parachute payments. In addition, the Company will pay him an amount sufficient for him to pay the income tax, related employment taxes, and any additional excise taxes that he will have to pay related to the Company’s reimbursement to him of the parachute excise tax.

If Mr. Hunter’s employment terminates for any reason other than discussed above, he is not entitled to any severance benefits under the employment agreement.

The employment agreement provides that payments and benefits payable thereunder will be deferred if necessary to conform to Section 409A of the Internal Revenue Code of 1986 (relating to nonqualified deferred compensation).

Pursuant to the employment agreement, Mr. Hunter agreed to keep all of the Company’s confidential information secret and he agreed that, while he is employed by the Company and for a period of 12 months after his termination of employment, he will not compete with the Company in the wireless telecommunications services business in any of the basic trading areas in which the Company has been granted the right to carry on the wireless telecommunications business, he will not solicit the Company’s customers for a competitive business and he will not solicit the Company’s employees.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.
Exhibit 99.1	Press Release, dated August 8, 2007.

Exhibit 99.2	Employment Agreement, dated as of July 17, 2007, by and among Conrad J. Hunter, iPCS, Inc, and iPCS Wireless, Inc.

Exhibit 99.3	Amendment to Employment Agreement, dated as of August 6, 2007, by and between Conrad J. Hunter and iPCS, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPCS, Inc.

Date: August 8, 2007	By:	/s/ Edmund L. Quatmann, Jr.
Edmund L. Quatmann, Jr.
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.
Exhibit 99.1	Press Release, dated August 8, 2007.

Exhibit 99.2	Employment Agreement, dated as of July 17, 2007, by and among Conrad J. Hunter, iPCS, Inc. and iPCS Wireless, Inc.

Exhibit 99.3	Amendment to Employment Agreement, dated as of August 6, 2007, by and between Conrad J. Hunter and iPCS, Inc.